Kingsway Announces Sale of Assigned Risk Solutions Ltd. to National General Holdings Corp.

Toronto, Ontario (April 1, 2015) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) announced today that it has closed on the sale of its subsidiary, Assigned Risk Solutions Ltd. (“ARS”), to National General Holdings Corp. (“National General”) for $47 million in cash and potential future earnout payments. ARS is a managing general agent and third-party administrator licensed in twenty-two states with a primary focus on the assigned risk automobile market.
“This business came together following the acquisition of JBA Associates, Inc. in 2010, our first acquisition under new Kingsway management,” stated Larry G. Swets, Jr., the Company’s President and CEO. “Today’s sale represents a successful execution of our merchant banking approach to acquiring interesting businesses at attractive terms run by good management teams and allowing them to operate under the Kingsway umbrella. The time was now right for a new owner to enable ARS to achieve greater success, and we look forward to watching ARS continue to grow as part of National General.”
Sandler O’Neill + Partners, L.P. acted as financial advisor to the Company, and McDermott Will & Emery LLP acted as legal counsel in connection with the transaction.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.